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                                                                Exhibit 4.3




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                               WARRANT AGREEMENT


                                 By and Between

                   BARRISTER INFORMATION SYSTEMS CORPORATION

                                      and

                 STRASBOURGER PEARSON TULCIN WOLFF INCORPORATED


                           Dated as of March 29, 1996





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                               WARRANT AGREEMENT


                 WARRANT AGREEMENT dated as of March 29, 1996 by and between BARRISTER INFORMATION SYSTEMS CORPORATION, a New York corporation (the "Company"), and STRASBOURGER PEARSON TULCIN WOLFF INCORPORATED (the "Placement Agent").

                 The Company proposes to issue to the Placement Agent warrants as hereinafter described (the "Placement Agent Warrants") to purchase up to an aggregate of 250,000 shares, subject to adjustment as provided in Section 8 hereof (such shares, as adjusted, being hereinafter referred to as the "Shares") of the Company's Common Stock, par value $.24 per share (the "Common Stock"), each Placement Agent Warrant entitling the holder thereof to purchase one share of Common Stock. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as in that certain Placement Agency Agreement, of even date herewith, by and between the Company and the Placement Agent (the "Placement Agency Agreement").

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the parties hereto agree as follows;

                 1. ISSUANCE OF WARRANTS; FORM OF WARRANT. The Company will issue, sell and deliver the Placement Agent Warrants to the Placement Agent or its bona fide officers and/or directors and/or affiliates or designees. The form of the Placement Agent Warrant and the form of election to purchase Shares to be attached thereto shall be substantially as set forth on Exhibit A attached hereto. The Placement Agent Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer or any Vice President of the Company, and attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

                 2. REGISTRATION. The Placement Agent Warrants shall be numbered and shall be registered in a Placement Agent Warrant register to be maintained by the Company (the "Placement Agent
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Warrant Register").  The Company shall be entitled to treat the registered holder of any Placement Agent Warrant on the Placement Agent Warrant Register (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Placement Agent Warrant on the part of any other person, and shall not be liable for any registration of transfer of the Placement Agent Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. The Placement Agent Warrants shall be registered initially in the names of "Phillip Neiman" and "Laurie Hunter" with each receiving 125,000 warrants provided, however, that the Placement Agent may designate that all or a portion of the Placement Agent Warrants be issued in varying amounts directly to its bona fide officers and/or directors, and not to the Placement Agent. Such designation will only be made by the Placement Agent if it determines that such issuances would not violate the rules of the National Association of Securities Dealers, Inc. (the "NASD") relating to the review of corporate financing arrangements.

                 3. TRANSFER OF WARRANTS. The Placement Agent Warrants will not be sold, transferred, assigned or hypothecated, in part or in whole (other than by will or pursuant to the laws of descent and distribution), except to bona fide officers or affiliates or designees of the Placement Agent and only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Furthermore, if any Placement Agent Warrants are transferred after two years following their issue date, such warrants shall be exercised immediately upon transfer, and if not exercised immediately upon transfer, such warrants shall lapse. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be





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required to be deposited with the Company in its discretion.  Upon any registration of transfer, the Company shall deliver a new Placement Agent Warrant or Placement Agent Warrants to the persons entitled thereto. The Placement Agent Warrants may be exchanged at the option of the Holder thereof for another Placement Agent Warrant, or other Placement Agent Warrants, of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause the Placement Agent Warrants to be transferred on its books to any person, if such transfer would violate the Securities Act of 1933, as amended (the "Act") or any applicable state securities laws.

                 4. TERM OF WARRANTS; EXERCISE OF WARRANTS. (a) Each Placement Agent Warrant entitles the registered owner thereof to purchase one Share at a purchase price of $1.365 per Share (the "Exercise Price") at any time from the first anniversary of the issue date of the Warrants until 5:00 p.m., Eastern Standard Time, on March 29, 2001 (the "Warrant Expiration Date"). Prior to the Warrant Expiration Date, the Company will not take any action which would terminate the Placement Agent Warrants. The Exercise Price and the Shares issuable upon exercise of the Placement Agent Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of
Section 8 of this Agreement. Subject to the provisions of this Agreement, each Holder shall have the right, which may be exercised as set forth in such Placement Agent Warrants, to purchase from the Company (and the Company shall issue and sell to such Holder) the number of fully paid and nonassessable shares of Common Stock specified in such Placement Agent Warrant as follows:

                 (i) Upon surrender to the Company, or its duly authorized agent, of such Placement Agent Warrants with the form of election to purchase attached thereto duly completed and signed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank or trust company located in the United States or a member of the NASD and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of Section 8 of this Agreement, for the number





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         of Shares in respect of which such Placement Agent Warrants are then exercised. Payment of such Exercise Price may be made in cash or by cashier's check payable to the order of the Company. No adjustment shall be made for any dividends on any Shares issuable upon exercise of a Placement Agent Warrant; or

             (ii) Upon surrender to the Company, or its duly authorized agent, of such Placement Agent Warrants with the form of cashless exercise attached thereto (a "Cashless Exercise"), duly completed and signed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank or trust company located in the United States or a member of the NASD. Such surrender shall be deemed a waiver of the obligation of the Holder to pay all or any portion of the Exercise Price. In the event of a Cashless Exercise, the Holder shall receive that number of shares of Common Stock determined by multiplying the number of Shares in respect of which such Placement Agent Warrants are then exercised by a fraction, the numerator of which shall be an amount equal to the Current Market Price (as such term is defined in Section 8(d) hereof) per share of Common Stock less the Exercise Price, as adjusted in accordance with the provisions of
         Section 8 of this Agreement, and the denominator of which shall be the Current Market Price per share of Common Stock. Notwithstanding the foregoing, in the event that a Cashless Exercise would, at any time the Placement Agent Warrants remain outstanding, reasonably be deemed by the Company's independent certified public accountants to give rise to a charge to the Company's earnings for reporting purposes (which determination shall be evidenced by an opinion of such independent certified accountants, in a form reasonably satisfactory to the Holder), the Holder shall not be entitled to use a Cashless Exercise.

                 (b) Upon each surrender of the Placement Agent Warrants in accordance with Section 4(a)(i) or 4(a)(ii) hereof, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder of such Placement Agent Warrants and in such name or names as such Holder may designate (so long as surrender or transfer would not violate the Act or any applicable state securities





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laws), a certificate or certificates for the number of full Shares so purchased upon the exercise of such Placement Agent Warrants, together with cash, as provided in Section 9 of this Agreement, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of the Placement Agent Warrants as aforesaid (and payment of the Exercise Price with respect to Section 4(a)(i) hereof); provided, however, that if, at the date of surrender of such Placement Agent Warrants, the transfer books for the Common Stock or other class of securities issuable upon the exercise of such Placement Agent Warrants shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall next be opened (whether before, on or after the Warrant Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the Placement Agent Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that any Placement Agent Warrant is exercised in respect of less than all of the Shares issuable upon such exercise at any time prior to the Warrant Expiration Date, a new Placement Agent Warrant or Placement Agent Warrants will be issued for the remaining number of Shares specified in the Placement Agent Warrant so surrendered.

                 5. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Shares upon the exercise of the Placement Agent Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Holder of the Placement Agent Warrants in respect of which such Shares are issued.

                 6. MUTILATED OR MISSING WARRANTS. In case any of the Placement Agent Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver





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in exchange and substitution for and upon cancellation of the mutilated
Placement Agent Warrant, or in lieu of and substitution for the Placement Agent Warrant lost, stolen or destroyed, a new Placement Agent Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such mutilation, loss, theft or destruction of such Placement Agent Warrant and indemnity, unless mutilated, also reasonably satisfactory to the Company, indemnifying the Company for any claims arising under a Placement Agent Warrant that has been lost, stolen or destroyed. An applicant for such substitute Placement Agent Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

                 7. RESERVATION OF SHARES, ETC. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Placement Agent Warrants. American Stock Transfer & Trust Company, transfer agent for the Common Stock (the "Transfer Agent"), and every subsequent transfer agent, if any, for the Company's securities issuable upon the exercise of the Placement Agent Warrants will be irrevocably authorized and directed at all times until the Warrant Expiration Date to reserve such number of authorized and unissued shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's securities issuable upon the exercise of the Placement Agent Warrants. The Company will supply the Transfer Agent or any subsequent transfer agent with duly executed certificates for such purpose and will itself provide or otherwise make available any cash which may be distributable as provided in Section 9 of this Agreement. All Placement Agent Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled, and such canceled Placement Agent Warrants shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of such Placement Agent Warrants. No shares of Common Stock shall be subject to reservation in respect of unexercised Placement Agent Warrants subsequent to the Warrant Expiration Date.





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                 8.       ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES.
The Exercise Price and the number and kind of securities issuable upon exercise of each Placement Agent Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                          (a)     In case the Company shall (i) declare a
dividend on its Common Stock in shares of Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock or
(iv) issue by reclassification of its Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Shares purchasable upon exercise of each Placement Agent Warrant immediately prior thereto shall be adjusted so that the Holder of each Placement Agent Warrant shall be entitled to receive the kind and number of Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Placement Agent Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event.

                          (b)     In case the Company shall issue rights,
options or warrants to all holders of its Common Stock, without any charge to such holders, entitling them (for a period expiring within 45 days after the record date mentioned below in this paragraph (b)) to subscribe for or to purchase shares of Common Stock at a price per share that is lower at the record date mentioned below than the Current Market Price per share of Common Stock, the number of Shares thereafter purchasable upon exercise of each Placement Agent Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of each Placement Agent Warrant by a fraction, of which the numerator shall be the number of shares of





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Common Stock outstanding on such record date plus the number of additional
Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective on the date of issuance.

                          (c)  In case the Company shall distribute to all
holders of its shares of Common Stock shares of stock (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends payable out of consolidated earnings or retained earnings and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Shares thereafter issuable upon the exercise of each Placement Agent Warrant shall be determined by multiplying the number of Shares theretofore issuable upon the exercise of each Placement Agent Warrant, by a fraction, of which the numerator shall be the Current Market Price per share of Common Stock on the record date mentioned below in this paragraph (c), and of which the denominator shall be the Current Market Price per share of Common Stock on such record date, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the shares of stock (other than Common Stock) or assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities, applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution.

                          (d)     For the purpose of any computation under this
Agreement, the Current Market Price per share of Common Stock at any date shall be the average of the daily closing prices for fifteen (15) consecutive trading days commencing twenty (20) trading days before the date of such computation. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in





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the over-the-counter market, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the representative closing bid and asked quotations for the Common Stock on the National Association of Securities Dealers Automated Quotations ("NASDAQ") system or any comparable system, or if the Common Stock is not listed on the NASDAQ system or a comparable system, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

                          (e)  Except as hereinafter provided, in case the
Company shall, at any time after the date of closing of the sale of Securities pursuant to the offering (the "Closing Date"), issue or sell any shares of Common Stock including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than both the Current Market Price per share of Common Stock on the trading day immediately preceding such issuance or sale and the warrant exercise price in effect immediately prior to such issuance or sale, or without consideration, than forthwith upon such issuance or sale, the warrant exercise price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) determined by multiplying the warrant exercise price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the warrant exercise price immediately prior to such issuance or sale plus (2) the consideration received by the Company upon such issuance or sale, and the denominator of which shall be the product of (x) the total number of shares of Common Stock outstanding immediately after such issuance or sale, multiplied by (y) the warrant exercise price immediately prior to such issuance or sale.

                          (f)  No adjustment in the number of Shares
purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent





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(1%) in the number of Shares purchasable upon the exercise of each Placement
Agent Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, but not later than three years after the happening of the specified event or events. All calculations shall be made to the nearest one thousandth of a share. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Shares purchasable upon the exercise of each Placement Agent Warrant, in addition to those required by this
Section 8, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of consolidated earnings or retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

                          (g)  Whenever the number of Shares purchasable upon
the exercise of each Placement Agent Warrant is adjusted, as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Placement Agent Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

                          (h)  For the purpose of this Section 8, the term
"shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to





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purchase any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Placement Agent Warrant and the Exercise Price of such Shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in paragraphs (a) through (f), inclusive, and paragraphs (h) through (m), inclusive, of this Section 8, and the provisions of Sections 4, 5, 7 and 10, with respect to the Shares, shall apply on like terms to any such other shares.

                          (i)     Upon the expiration of any rights, options,
warrants or conversion rights or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Placement Agent Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it originally been adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights or exchange privileges and (ii) such Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion rights or exchange privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion rights or exchange privileges.

                          (j)  The Company may, at its option, at any time
during the term of the Placement Agent Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company, for any length of time.

                          (k)     Whenever the number of Shares issuable upon
the exercise of each Placement Agent Warrant or the Exercise Price of such Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail postage prepaid,





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to each Holder notice of such adjustment or adjustments at such Holder's address appearing on the Placement Agent Warrant Register. The Chief Financial Officer of the Company shall make any computation required by this Section 8 and shall execute a certificate (the "CFO Certificate") setting forth the number of Shares issuable upon the exercise of each Placement Agent Warrant and the Exercise Price of such Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Each Holder shall have the right to inspect the CFO Certificate during reasonable business hours. In the event that a Holder shall dispute the determination set forth in the CFO Certificate, the Company shall retain, at its expense, a firm of independent public accountants (who may be regular accountants employed by the Company) to make the required computation and to prepare a certificate which shall set forth the information required in the CFO Certificate. Such certificate shall be conclusive on the correctness of such adjustment and each Holder shall have the right to inspect such certificate during reasonable business hours.

                          (l)     Except as provided in this Section 8, no
adjustment in respect of any dividends shall be made during the term of a Placement Agent Warrant or upon the exercise of a Placement Agent Warrant.

                          (m)     In case of any consolidation of the Company
with or merger of, the Company with or into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be, agrees that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Placement Agent Warrant the kind and amount of shares and other securities and property (including cash) which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Placement Agent Warrant been exercised immediately prior to such action. The provisions of this paragraph (l) shall





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
similarly apply to successive consolidations, mergers, sales or conveyances.

                          (n)     Notwithstanding any adjustment in the
Exercise Price or the number or kind of shares purchasable upon the exercise of the Placement Agent Warrants pursuant to this Agreement, certificates for the Placement Agent Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of Shares as are initially issuable pursuant to this Agreement.

                          (o)     It shall be understood that for all
calculations made pursuant to this Section, in the case of a floating convertible instrument, the calculation shoulc be based on the maximum number of shares of Common Stock into which such instrument is convertible. It shall be further understood that the provisions of paragraph (e) shall not apply to the issuance of shares upon the exercise of any pre-existing warrants nor to the exercise of the $2.25 Warrants or the $1.75 Warrants.

                 9. FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of Shares on the exercise of the Placement Agent Warrants. If more than one Placement Agent Warrant shall be presented for exercise in full at the same time by the same Holder, the number of Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares issuable on exercise of the Placement Agent Warrants so presented. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of any Placement Agent Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

                 10.      REGISTRATION RIGHTS.

                          (a)     DEMAND REGISTRATION RIGHTS.  The Company
covenants and agrees with the Placement Agent and any other or subsequent Holders of the Registrable Securities (as defined in paragraph (d) of this Section 10) that, upon written request of the then Holder(s) of at least a majority of the aggregate of the Registrable Securities which were originally issued on the date hereof to the Placement Agent or its designees made at any





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
time within the period commencing two years and ending five years after the issue date, the Company will file as promptly as practicable and, in any event, within 45 days after receipt of such written request, at its sole expense, no more than once a new Registration Statement under the Act, registering or qualifying the Registrable Securities for sale. Within fifteen (15) days after receiving any such notice, the Company shall give notice to the other Holders of the Registrable Securities at the addresses appearing on the Placement Agent Warrant Register advising that the Company is proceeding with such Registration Statement and offering to include therein the Registrable Securities of such Holders. The Company shall not be obligated to any such other Holder unless such other Holder shall accept such offer by notice in writing to the Company within ten (10) days thereafter. The Company will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause to become effective such Registration Statement as promptly as practicable and for a period of two years thereafter to reflect in the Registration Statement financial statements which are prepared in accordance with Section 10(a)(3) of the Act and any facts or events arising that, individually, or in the aggregate, represent a fundamental and/or material change in the information set forth in the Registration Statement to enable any Holders of the Placement Agent Warrants to exercise such Placement Agent Warrants and sell Shares, or to enable any holders of Shares to sell such Shares, during said two-year period. If any registration pursuant to this paragraph (a) is an underwritten offering, the Holders of a majority of the Registrable Securities to be included in such registration shall be entitled to select the underwriter or managing underwriter (in the case of a syndicated offering) of such offering.

                 Notwithstanding the foregoing paragraph, (a) the Company shall not be required to file a registration statement to include Shares pursuant to this Section 10(a) if an opinion of counsel, reasonably satisfactory to counsel for the Placement Agent, that the Shares proposed to be disposed of may be transferred pursuant to the provisions of Rule 144 under the Act shall have been delivered to the Company and the Placement Agent, (b) if in the good faith judgment of the Company's Board of Directors there is a material development relating to the Company that has not been disclosed to the general public, the

Company may delay the filing of any registration statement requested pursuant to this Section 10(a) until the earlier to occur of 90 days following the date of such written request for registration or the first filing by the Company following such written request of a Form 10-K or Form 10-Q, and (c) if in the good faith judgment of the Company's principal investment banker a delay is necessary in order not to affect in an adverse manner any Financing Efforts (as defined in paragraph (d) of this Section 10) being undertaken by the Company, the Company may delay the filing of any registration statement requested pursuant to this Section 10(a) to a date not more than 30 days following the completion of such Financing Efforts.

                          (b)     PIGGYBACK REGISTRATION RIGHTS.  The Company
covenants and agrees with the Placement Agent and any other Holders or subsequent Holders of the Registrable Securities that if, at any time within the period commencing two years and ending five years after the Effective Date, it proposes to file a Registration Statement with respect to any class of security under the Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities and the registration form to be used may be used for registration of the Registrable Securities, the Company will give prompt written notice (which, in the case of a Registration Statement or notification pursuant to the exercise of demand registration rights other than those provided in Section 10(a) of this Agreement, shall be within ten (10) business days after the Company's receipt of notice of such exercise) to, the Holders of Registrable Securities (regardless of whether some of the Holders shall have theretofore availed themselves of the right provided in Section 10(a) of this Agreement) at the addresses appearing on the records of the Company of its intention to file a Registration Statement and will offer to include in such registration statement to the maximum extent possible such number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the giving of notice by the Company. All registrations requested pursuant to this Section 10(b) are referred to herein as "Piggyback Registrations." This paragraph is not applicable to a Registration Statement filed by the Company with the Commission on Forms S-4 or S-8 or any successor forms.

                          (i) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration includes an underwritten primary registration on behalf of the Company and the underwriter(s) for the offering being registered by the Company shall determine in good faith and advise the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities that the Company proposes to sell and (B) second, other securities requesting registration (including the Registrable Securities), apportioned pro rata among the Holders of Registrable Securities and the holders of other securities requesting registration.

                          (ii) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration consists only of an underwritten secondary registration on behalf of a holder of securities of the Company (other than pursuant to Section 10(a)), and the underwriter(s) for the offering being registered by the Company advise the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration above, pro rata, among all such holders on the basis of the number of shares requested to be included by each such holder and (B) second, other securities requested to be included in such registration.

                                  Notwithstanding the foregoing, if any such
         underwriter(s) shall determine in good faith and advise the Company in writing that the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company, then the Holders of such Registrable Securities shall not participate in the Company's distribution by the underwriter(s) and shall delay their offering and sale for such period ending on the earliest of (1) 90 days following the effective date of the Company's registration statement, (2) the day upon which the underwriting syndicate, if any, for such offering shall have been disbanded or (3) such date as the Company, managing underwriter and Holders of Registrable Securities shall not participate in the Company's distribution by the underwriter(s) and shall otherwise agree. In the event of such delay, the Company shall file such supplements, post-effective amendments and take any such other steps as may be necessary to permit such Holders to make their proposed offering and sale for a period of 120 days immediately following the end of such period of delay. If any party disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company, the underwriter, and the Placement Agent.
         Notwithstanding the foregoing, the Company shall not be required to file a registration statement to include Shares pursuant to this
         Section 10(b) if an opinion of counsel, reasonably satisfactory to counsel for the Placement Agent, that the Shares proposed to be disposed of may be transferred pursuant to the provisions of Rule 144 under the Act shall have been delivered to the Company and the Placement Agent.

                          (c)     ACTION TO BE TAKEN BY THE COMPANY.  In
connection with the registration of Registrable Securities in accordance with paragraphs (a) or (b) of this Section 10, the Company agrees to:

                          (i) Bear the expenses of any registration or qualification under paragraphs (a) or (b) of this Section 10, including, but not limited to, legal, accounting and printing fees; provided, however, that in no event shall the Company be obligated to pay (A) any fees and disbursements of special counsel for Holders of Registrable Securities, or (B) any underwriters' discount or commission in respect of such Registrable Securities, or (C) upon the exercise of the demand registration right provided for in paragraph
         (a) of this Section 10, the cost of any liability or similar insurance required by an underwriter, to the extent that such costs are attributable solely to the offering of such Registrable Securities, payment of which shall, in each case, be the sole responsibility of the Holders of the Registrable Securities; and

                          (ii) Use its best efforts to register or qualify the Registrable Securities for offer or sale under state securities or Blue Sky laws of jurisdictions in which the Placement Agent shall reasonably request and to do any and all other acts and things which may be necessary or advisable to enable the holders to consummate the proposed sale, transfer or other disposition of such securities in any jurisdiction; and

                          (iii) Enter into a cross-indemnity agreement, in customary form, with each underwriter, if any, and each holder of securities included in such Amendment or Registration Statement.

                          (d)     For purposes of this Section 10, (i) the term
"Holder" shall include holders of Shares, (ii) the term "Registrable Securities" shall mean the Shares issuable or issued upon exercise of the Placement Agent Warrants, and (iii) the term "Financing Effort" shall mean a financing undertaken by the Company pursuant to a filed registration statement or pursuant to an executed letter of intent or similar agreement whereupon the Company reasonably contemplates the commencement of marketing within fourteen days from the date thereof. Nothing in this Section 10, however, shall be deemed to require the Company to register the Placement Agent Warrants, it being understood that the registration rights granted hereby relate only to the Shares issuable or issued upon exercise of the Placement Agent Warrants and any securities issued in substitution or exchange therefor.

                 11.      NOTICES TO HOLDERS.

                          (a)     Nothing contained in this Agreement or in any
of the Placement Agent Warrants shall be construed as conferring upon the Holders thereof the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company; provided, however, that in the event that a meeting of shareholders shall be called to consider and take action on a proposal for the voluntary dissolution of the Company, other than in connection with a consolidation, merger or sale of all, or substantially all, of its property, assets, business and good will as an entirety, then and in that event the Company shall cause a notice thereof to be sent by first-class mail, postage prepaid, at least twenty (20) days prior to the date filed as a record date or the date of closing the transfer books in relation to such meeting, to each registered Holder of the Placement Agent Warrants at such Holder's address appearing on the Placement Agent Warrant Register; but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such voluntary dissolution. If such notice shall have been so given and if such a voluntary dissolution shall be authorized at such meeting or any adjournment thereof, then from and after the date on which such voluntary dissolution shall have been duly authorized by the shareholders, the purchase rights represented by the Placement Agent Warrants and all other rights with respect thereto shall cease and terminate.

                          (b)     In the event the Company intends to make any
distribution on its Common Stock (or other securities which may be issuable in lieu thereof upon the exercise of the Placement Agent Warrants), including, without limitation, any such distribution to be made in connection with a consolidation or merger in which the Company is the continuing corporation, or to issue subscription rights or warrants to holders of its Common Stock, the Company shall cause a notice of its intention to make such distribution to be sent by first-class mail, postage prepaid, at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such distribution, to each registered Holder of the Placement Agent Warrants at such Holder's address appearing on the Placement Agent Warrant Register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution.

                 12. NOTICES. Any notice pursuant to this Agreement to be given or made by the Holder of any Placement Agent Warrant and/or the holder of any Share to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows or to such other address as the Company may designate by notice given in accordance with this
Section 12, to the Holders of Placement Agent Warrants and/or the holders of
Shares:

                                  Barrister Information Systems Corporation
                                  465 Main Street
                                  Buffalo, New York  14203
                                  Attention:  Mark C. Donadio

                          Notices or demands authorized by this Agreement to be
given or made by the Company to or on the Holder of any Placement Agent Warrant and/or the holder of any Share shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class mail, postage prepaid, addressed to such Holder or such holder of Shares at the address of such Holder or such holder of Shares as shown on the Placement Agent Warrant Register or the books of the Company, as the case may be.

                 13. GOVERNING LAW. This Agreement and each Placement Agent Warrant issued hereunder shall be governed by and construed in accordance with the substantive laws of the State of New York. The Company hereby agrees to accept service of process by notice given to it pursuant to the provisions of Section 12.

                 14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.



                                                            BARRISTER INFORMATION SYSTEMS
                                                              CORPORATION


                                                            By:
                                                                 ----------------------
Attest:




- ------------------



                                                            STRASBOURGER PEARSON TULCIN WOLFF
                                                                INCORPORATED


                                                            By:
                                                                ---------------------------
Attest:




- ------------------

                                   EXHIBIT A


No.  ________                                               125,000 Warrants

                   VOID AFTER 5:00 P.M. EASTERN STANDARD TIME

                               ON MARCH 29, 2001

                   BARRISTER INFORMATION SYSTEMS CORPORATION

                              Warrant Certificate

                 THIS CERTIFIES THAT for value received [Phillip Neiman] [Laurie Hunter] or registered assigns, is the owner of the number of warrants set forth above, each of which entitles the owner thereof to purchase at any time from March 29, 1996, until 5:00 p.m., Eastern Standard Time on March 29, 2001 (the "Warrant Expiration Date"), one fully paid and nonassessable share of Common Stock, par value $.24 per share (the "Common Stock"), of Barrister Information Systems Corporation, a New York corporation (the "Company"), at the purchase price of $1.365 per share (the "Exercise Price") upon presentation and surrender of this Warrant Certificate with either the Form of Election to Purchase or Form of Cashless Exercise duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of the date of original issuance of the Warrants, based on the shares of Common Stock of the Company as constituted at such date. As provided in the Warrant Agreement referred to below, the Exercise Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

                 This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated as of March 29, 1996 (the "Warrant Agreement") between the Company and Strasbourger Pearson Tulcin Wolff Incorporated which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

                 This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

                 No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

                 No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Common Stock, any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the shares shall have become deliverable as provided in the Warrant Agreement.

                 If this Warrant shall be surrendered for exercise within any period during which the transfer books for the

Company's Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books.

                 IN WITNESS WHEREOF, BARRISTER INFORMATION SYSTEMS CORPORATION has caused the signature (or facsimile signature) of its Chairman of the Board and Chief Executive Officer and its Secretary to be printed hereon.


Dated:  March __, 1996

                                                            BARRISTER INFORMATION SYSTEMS
                                                              CORPORATION



                                                            By: _________________________
                                                                Name:
                                                                Title:


Attest:



_____________________________
Name:
Title:

                                    FORM OF
                              ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Warrant Certificate in accordance with Section 4(a)(i) of the Warrant Agreement.)

TO:      BARRISTER INFORMATION SYSTEMS CORPORATION

                 The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and payment of the Exercise Price therefor in accordance with Section 4(a)(i) of the Warrant Agreement and requests that certificates for such shares to be issued in the name of:

Please insert social security or other
                 identifying number

________________________________________

________________________________________


       _________________________________________________________________
                        (Please print name and address)

       _________________________________________________________________
If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security number or other
                 identifying number

________________________________________

________________________________________


       _________________________________________________________________
                        (Please print name and address)

       _________________________________________________________________

Dated:  ______________, ____

                                                            _______________________________________________________________________
                                                                                         Signature

                                                            (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)
Signature Guaranteed:

                           FORM OF CASHLESS EXERCISE

                 (To be executed if holder desires to exercise
                     the Warrant Certificate in accordance
                with Section 4(a)(ii) of the Warrant Agreement)


TO:      BARRISTER INFORMATION SYSTEMS CORPORATION

         The undersigned hereby irrevocably elects a Cashless Exercise of the Warrants represented by this Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants in accordance with
Section 4(a)(ii) of the Warrant Agreement and requests that certificates for such shares be issued in the name of:

Please insert Social Security or
other identifying number

___________________________________

___________________________________


      ___________________________________________________________________
                        (Please print name and address)

       __________________________________________________________________

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert Social Security or
other identifying number

___________________________________

___________________________________


      ___________________________________________________________________
                        (Please print name and address)


- -----------------------------------------------------------------------------------
Dated:            ,
        ----------  ----                           --------------------------------
                                                              Signature

                                                   (Signature must conform in all
                                                   respects to name of holder as
                                                   specified on the back of this
                                                   Warrant Certificate)
Signature Guaranteed:

                                    FORM OF
                                   ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificates.)


                 FOR VALUE RECEIVED, ________________________ hereby sells, assigns and transfers unto this Warrant Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:   _______________, ____


                                                    Signature __________________

Signature Guaranteed:


                                     NOTICE

                 The signature of the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.